Exhibit 99.1

FOR IMMEDIATE RELEASE

TRAILER BRIDGE REPORTS 2011 THIRD QUARTER AND NINE MONTH FINANCIAL RESULTS

Reports Significantly Improved Operating Trends in the Second Half of 2011

Company Continues to Implement Restructuring Plan

Jacksonville, FL – November 21, 2011 — Trailer Bridge, Inc. (Nasdaq: TRBR) today announced unaudited financial results for its third quarter and nine months ended September 30, 2011 (see attached tables).

Operational Review

The Company’s primary business is to transport freight from its origination point in the continental United States to San Juan, Puerto Rico and Puerto Plata, Dominican Republic (“Southbound”) and from San Juan, Puerto Rico and Puerto Plata, Dominican Republic to its destination point in the continental United States (“Northbound”).

The Company’s Southbound vessel capacity utilization improved to 93.6% for the three months ended September 30, 2011, compared to 90.3% for the three months ended September 30, 2010 and 91.2% for the three months ended June 30, 2011. Southbound vessel capacity thus far in the fourth quarter is 103.2% with the past 5 weeks above the 100% mark.

The Company operates in an unbalanced trade lane, with the majority of freight moving Southbound from the continental United States to its two island destinations. Vessel capacity utilization Northbound to the United States was 24.8% for the three months ended September 30, 2011, compared to 25.6% for the three months ended September 30, 2010 and 24.1% for the three months ended June 30, 2011.

Comments from Management

William G. Gotimer, Jr. and Mark A. Tanner, the Company’s co-Chief Executive Officers, jointly stated, “Trailer Bridge remains committed to our employees and our shipping customers. Our recent decision to restructure the balance sheet of the Company will strengthen our ability to provide consistent service between the mainland, Puerto Rico, and the Dominican Republic. We are also seeing operating trends moving in the right direction. Through the first seven weeks in the current fourth quarter, we have seen marked improvement in all aspects of our operations, including higher revenues, and volume increases. We have achieved this in what has been a period of perceived uncertainty regarding our refinancing efforts. Our entire Company is focusing on what has made Trailer Bridge successful since its founding 20 years ago; reliably and efficiently moving freight for our customers. We have the most modern fleet in the Caribbean, and believe our value proposition to shippers provides cost-efficiencies that are valued in this economic climate. Upon the completion of this process, we expect to emerge a stronger company financially. Thanks to the support of our employees, vendors, and customers, we had no disruptions of any kind in the past week and expect to continue providing quality service to our shipper clientele.”

2011 Third Quarter Financial Review

•	The Company had revenue of $31.1 million during the quarter, a 6.1% increase compared to $29.3 million in the prior year period, and up approximately 7.2% sequentially from the second quarter of 2011.

•

Trailer Bridge’s operating income for the three month period ended September 30, 2011, was $0.7 million compared to $2.5 million in the same period of the previous year. The decrease was largely due to higher inland purchased transportation, fuel, and operating and maintenance expenses during the period.

•

The Company reported a net loss of $1.9 million, or $0.16 per basic share and diluted share for the three months ended September 30, 2011, compared to net income of approximately $6,900, or $0.00 per basic share and diluted share, in the same period in 2010. However, this was a substantial improvement over a net loss of $3.6 million reported sequentially in the second quarter of 2011.

Trailer Bridge, Inc.	Page 2
November 21, 2011

•	Adjusted EBITDA, as detailed in the accompanying table, was $2.4 million in the third quarter of 2011.

Strategic Restructuring

As announced on November 16, 2011, the Company filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code upon its $82.5 million 9.25% Senior Secured Notes (“Notes”) becoming due. The Company hopes to complete this reorganization by the end of the first quarter of 2012. The Company believes that this action is the quickest and most efficient way to restructure its balance sheet and ensure the long-term strength of its operations.

Trailer Bridge has received approval from the bankruptcy court to receive $15 million in debtor-in-possession, or DIP, financing to meet its post filing obligations, and will continue operating under its usual course of business throughout the process. Trailer Bridge management again reiterates that it does not expect any reduction in its workforce or vessel deployment and will continue to provide its reliable weekly sailings between Jacksonville, Florida, and San Juan, Puerto Rico, weekly sailings between Jacksonville, Florida, and the Dominican Republic, as well as weekly inter-island service between Puerto Rico and the Dominican Republic.

The petition was filed in the U.S. Bankruptcy Court for the Middle District of Florida. Additional information and court documents related to the bankruptcy can be located at www.kccllc.net/TrailerBridge. Throughout this process, the Company is available to answer any questions that its shareholders, employees, or customers may have throughout this process.

As previously announced, the Company expects to cease trading on the Nasdaq Stock Market as of the opening of the stock market on November 28, 2011. With the filing of these financial reports, the Company now believes that it will begin trading on the OTC Bulletin Board (“OTC BB”) under the ticker symbol “TRBR”.

The Company will continue to file periodic reports with the SEC pursuant to the requirements of the Securities Exchange Act of 1934 as amended.

About Trailer Bridge, Inc.

Trailer Bridge provides integrated trucking and marine freight service to and from all points in the lower 48 states and Puerto Rico and Dominican Republic, bringing efficiency, service, security and environmental and safety benefits to domestic cargo in that traffic lane. This total transportation system utilizes its own trucks, drivers, trailers, containers and U.S. flag vessels to link the mainland with Puerto Rico via marine facilities in Jacksonville, San Juan and Puerto Plata. Additional information on Trailer Bridge is available at the www.trailerbridge.com website.

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters discussed in this press release include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to the future operating performance of the Company and its asset utilization. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Without limitation, these risks and uncertainties include the risks of changes in demand for transportation services offered by the Company, the Company’s ability to successfully operate its business, the Company’s ability to successfully operate and emerge from bankruptcy, maintenance of its revolving credit facility, changes in rate levels for transportation services offered by the Company, changes in the cost of fuel, unfavorable outcomes from the United States Department of Justice (“DOJ”) investigation and related individual actions, economic recessions, de-listing from the Nasdaq stock exchange, equipment and driver condition and availability and severe weather as well the ability to retain and/or attract the necessary personnel and maintain necessary vendor relationships.

(Tables to Follow)

Trailer Bridge, Inc.	Page 3
November 21, 2011

TRBR INVESTOR RELATIONS COUNSEL:

The Equity Group Inc.

www.theequitygroup.com

Adam Prior

Vice President

(212) 836-9606

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Trailer Bridge, Inc.	Page 4
November 21, 2011

TRAILER BRIDGE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
OPERATING REVENUES	$31,140,013	$29,287,787	$84,954,896	$89,789,405
OPERATING EXPENSES:
Salaries, wages, and benefits	3,657,048	3,554,055	11,287,671	11,767,887
Purchased transportation and other rent	9,660,942	7,741,389	25,515,171	22,807,055
Fuel	5,597,303	4,268,648	16,327,463	12,969,122
Operating and maintenance (exclusive of depreciation & dry-docking shown separately below)	7,325,729	6,836,686	20,847,078	20,985,162
Dry-docking	—	—	6,900,293	—
Taxes and licenses	139,123	183,231	389,853	498,700
Insurance and claims	818,232	776,395	2,355,909	2,345,953
Communications and utilities	215,062	215,431	602,636	564,975
Depreciation and amortization	1,547,020	1,556,747	4,699,850	4,649,850
(Gain) loss on sale of property and equipment	(8,950)	1,201	(12,370)	27,398
Other operating expenses	1,532,012	1,691,974	4,529,147	5,089,746

	30,483,521	26,825,757	93,442,701	81,705,848

OPERATING INCOME (LOSS)	656,492	2,462,030	(8,487,805)	8,083,557

NONOPERATING (EXPENSE) INCOME:
Interest expense	(2,536,143)	(2,481,159)	(7,418,783)	(7,507,047)
Interest income	1,274	33,205	4,014	42,127

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(1,878,377)	14,076	(15,902,574)	618,637

PROVISION FOR INCOME TAXES	(7,200)	(7,200)	(21,600)	(21,870)

NET (LOSS) INCOME	$(1,885,577)	$6,876	$(15,924,174)	$596,767

PER SHARE AMOUNTS:

NET (LOSS) INCOME PER SHARE BASIC	$(0.16)	$0.00	$(1.33)	$0.05

NET (LOSS) INCOME PER SHARE DILUTED	$(0.16)	$0.00	$(1.33)	$0.05

Trailer Bridge, Inc.	Page 5
November 21, 2011

TRAILER BRIDGE, INC.

CONDENSED BALANCE SHEETS

(unaudited)

	September 30, 2011	December 31, 2010

ASSETS
Current Assets:
Cash and cash equivalents	$—	$11,481,965
Trade receivables, less allowance for doubtful accounts of $1,210,159 and $1,065,955	15,810,393	13,022,057
Prepaid and other current assets	4,802,462	2,397,948
Reserve fund for debt	4,642,006	—
Deferred income taxes, net	225,645	225,645

Total current assets	25,480,506	27,127,615

Property and equipment, net	79,645,848	82,631,050
Reserve fund for long-term debt	—	4,638,215
Other assets	439,103	2,004,426

TOTAL ASSETS	$105,565,457	$116,401,306

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$5,804,421	$7,411,181
Accrued liabilities	5,016,278	4,725,030
Unearned revenue	1,870,333	1,410,963
Current portion of long-term debt	108,511,873	85,374,700

Total current liabilities	121,202,905	98,921,874

Long-term debt, less current portion	—	17,795,827

TOTAL LIABILITIES	121,202,905	116,717,701

Commitments and Contingencies

Stockholders’ Deficit:
Preferred stock, $.01 par value, 1,000,000, shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized; 12,102,587 shares issued; 12,016,681 shares outstanding at September 30, 2011 and December 31, 2010	121,026	121,026
Treasury stock, at cost, 85,906 shares at September 30, 2011 and December 31, 2010	(318,140)	(318,140)
Additional paid-in capital	55,216,764	54,613,643
Capital deficit	(70,657,098)	(54,732,924)

TOTAL STOCKHOLDERS’ DEFICIT	(15,637,448)	(316,395)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$105,565,457	$116,401,306

Trailer Bridge, Inc.	Page 6
November 21, 2011

TRAILER BRIDGE, INC.

CONDENSED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30,

(unaudited)

	2011	2010
Operating activities:
Net (loss) income	$(15,924,174)	$596,767
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,699,850	4,649,850
Amortization of loan costs	719,282	681,904
Non-cash stock compensation expense	603,121	678,214
Provision for doubtful accounts	666,864	686,225
(Gain) loss on sale of property and equipment	(12,370)	27,398
(Increase) decrease in:
Trade receivables	(3,455,201)	(1,340,181)
Prepaid and other current assets	(363,910)	227,895
Other assets	12,947	(24,925)
(Decrease) increase in:
Accounts payable	(1,606,760)	1,892,115
Accrued liabilities	291,252	(138,083)
Unearned revenue	459,371	(61,676)

Net cash (used in) provided by operating activities	(13,909,728)	7,875,503

Investing activities:
Purchases of property and equipment	(1,805,989)	(1,757,322)
Proceeds from sale of property and equipment	121,819	96,462
Additions to other assets	—	(385,999)

Net cash used in investing activities	(1,684,170)	(2,046,859)

Financing activities:
Proceeds from revolving line of credit	53,699,237	—
Payments on revolving line of credit	(46,504,091)	—
Principal payments on notes payable	(1,853,804)	(3,474,695)
Payments for refinancing costs	(1,229,409)	—
Exercise of stock options	—	(1,013)
Purchase of treasury stock	—	(161,113)

Net cash provided by (used in) financing activities	4,111,933	(3,636,821)

Net (decrease) increase in cash and cash equivalents	(11,481,965)	2,191,823
Cash and cash equivalents, beginning of the period	11,481,965	10,987,379

Cash and cash equivalents, end of period	$—	$13,179,202

Supplemental cash flow information:
Cash paid for interest	$5,746,468	$5,901,133

Trailer Bridge, Inc.	Page 7
November 21, 2011

TRAILER BRIDGE, INC.

RECONCILIATION OF GAAP NET (LOSS) INCOME, TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION; AND ADJUSTED EARNINGS BEFORE INTEREST, TAXES,

DEPRECIATION & AMORTIZATION (1)

(UNAUDITED)

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2011		September 30, 2010		September 30, 2011		September 30, 2010

GAAP, Net (loss) income	$(1,885,577)		$6,876		$(15,924,174)		$596,767
Net interest expense	2,534,869		2,447,954		7,414,769		7,464,920
Provision for income taxes	7,200		7,200		21,600		21,870
Depreciation and amortization	1,547,020		1,556,747		4,699,850		4,649,850

Non-GAAP, EBITDA	$2,203,512		$4,018,777		$(3,787,955)		$12,733,407

Adjustments:
Dry-docking	—		—		6,900,293		—
Stock compensation	169,991		226,071		603,121		678,214
Severance, including officers	—		—		213,046		—
Anti-trust related legal expense	31,842		116,513		66,471		641,944
(Gain) loss on asset sales	(8,950)		1,201		(12,370)		27,398

Total Adjustments	192,883		343,785		7,770,561		1,347,556

Non-GAAP, Adjusted EBITDA	$2,396,395		$4,362,562		$3,982,606		$14,080,963

Other financial measures:
EBITDA margin	7.1%		13.7%		(4.5)%		14.2%
Adjusted EBITDA margin	7.7%		14.9%		4.7%		15.7%
Net debt to adjusted EBITDA	17.3	x	4.1	x	17.3	x	4.1	x
Adjusted EBITDA to interest expense	0.9	x	1.8	x	0.5	x	1.9	x

Use of Non-GAAP measures

(1) The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that the presentation of certain non-GAAP measures, i.e., results excluding certain costs and expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on comparisons of operating performance from period to period without the impact of significant special items. Non-GAAP measures are reconciled in the accompanying financial table. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for the Company’s reported GAAP results.

Adjusted EBITDA is calculated by adding back legal expenses associated with dry-docking, non-recurring severance charges, non-cash compensation charges, the anti-trust litigation, and loss/gain on asset sales. Adjusted EBITDA was calculated on a twelve month trailing rate for purposes of calculating net debt to adjusted EBITDA. Adjusted EBITDA for the twelve months trailing September 30, 2011 and 2010 was $6,011,962 and $20,903,032, respectively.